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Exhibit 10.7

                                 MUTUAL RELEASE

      This Mutual Release is entered into by and between SIMS AGRICULTURAL PRODUCTS CO., an Ohio corporation, with its principal place of business at 3795 County Road 29, Mt. Gilead, Ohio 43338 ("Sims"), FERTILIZER CORPORATION OF AMERICA, a Florida corporation with its principal place of business at Miami, Florida ("FCA") and DAVID CHRISTOPHERSON, an individual residing at Miami, Florida ("Christopherson").

                                   Background

A. On or about September 1, 1997, Sims purchased substantially all of the assets of the Specialty Products Division of FCA. Pursuant to that the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit A, FCA agreed not to compete with Sims.

B. In connection with the asset purchase, Sims and Christopherson entered into a Confidentiality and Noncompetition Agreement dated September 1, 1997, pursuant to which, among other things, Christopherson agreed not to compete with the business of Sims and Sims agreed to pay Christopherson, as partial consideration for the noncompetition obligations imposed upon him, common shares of Sims pursuant to a gross margin formula set forth in the agreement, a copy of which is attached hereto as Exhibit B.

C. This Mutual Release is executed by the parties voluntarily and is intended to effect the extinguishment of FCA's obligations under Section 5.16 of the Asset Purchase Agreement, the extinguishment of Chistopherson's obligations under Section 1 of the Confidentiality and Noncompetition Agreement. Sims' obligation under Section 7.7 of the Asset Purchase Agreement regarding Sims' Board of Directors, and Sims' obligation under
      Section 3(b) of the Confidentiality and Noncompetition Agreement to pay additional consideration for the noncompetition obligation imposed on Christopherson.

                                   Agreement

      For good and valuable consideration, the receipt and sufficiency is hereby acknowledged by all parties, the parties agree as follows:

1. Sims hereby releases and forever discharges FCA and Christopherson from any and all claims, demands, actions, causes of action, judgments and executions, which Sims ever had, or now has, or may have against FCA or Christopherson for violation of the noncompetition obligations imposed upon them in, respectively, Section 5.16 of the Asset Purchase Agreement and Section 1 of the Confidentiality and Noncompetition Agreement. Christopherson is not released from the confidentiality obligation provided Christopherson may solicit customers of the Specialty Products Division (that were former customers of FCA).
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2.    Christopherson hereby releases and forever discharges Sims and its officers, directors, shareholders, employees, affiliates, subsidiaries, legal representatives, administrators, successors and assigns, from any and all claims, demands, actions, causes of action, judgments and executions, which he ever had or now has, or may have, against them, for payment or nonpayment of the additional consideration for the Noncompetition obligations imposed upon Christopherson in Section 3(b) of the Confidentiality and Noncompetition Agreement between Sims and Christopherson dated September 1, 1997. It is understood that all payments made through the date of this agreement are to be retained by Christopherson or FCA as the case may be.

3. FCA hereby releases and forever discharges Sims and its officers, directors, shareholders, employees, affiliates, subsidiaries, legal representatives, administrators, successors and assigns, from any and all claims, demands, actions, causes of action, judgments and executions, which he ever had or now has, or may have, against them, for the obligations regarding the Board of Directors imposed on Sims in Section
      7.7 of the Asset Purchase Agreement. Sims agrees that it will no longer use the FCA name and that all intellectual rights or intangible rights revert or will be assigned to FCA including all EPA registrations, or if lapsed, Sims will cooperate with FCA in reinstating those registrations.

4. The parties agree that their covenants and promises in this Mutual Release are made only in consideration of the covenants and promises explicitly made hereunder by the parties, and not in consideration of any other matter. The parties agree that the foregoing constitutes the entire agreement between them and that there exist no other agreements, oral or written, between them relating to any matters covered by this agreement. The parties agree that the invalidity of any provision or provisions of this Mutual Release shall not effect the other provisions, and this Mutual Release shall be construed in all respects as if any invalid provisions were omitted. The parties agree that the laws of the State of Ohio will govern the resolution of any dispute arising under this Mutual Release, and agree to submit themselves to the jurisdiction of the courts of the State of Ohio, with venue in Morrow County, for the resolution of any such dispute.

      IN WITNESS WHEREOF, the parties have executed this Mutual Release on the date set forth below their respective signature lines.

SIMS AGRICULTURAL PRODUCTS CO.     FERTILIZER CORPORATION OF AMERICA

By: /s/ Dallas H. Paul             By: /s/ David C. Christopherson
    --------------------------         -----------------------------
    Dallas H. Paul                     David C. Christopherson, President

Date: October 18, 1999             Date: October 13, 1999



                                   By: /s/ David C. Christopherson
                                       -------------------------------------
                                       David C. Christopherson, Individually

                                   Date: October 13, 1999